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                                                                    EXHIBIT 99.1


PRESS RELEASE                                            THE MEDITRUST COMPANIES
--------------------------------------------------------------------------------
909 Hidden Ridge, Suite 600, Irving, Texas 75038
                                             (214) 492-6600 - Fax (214) 492-6616


                                                  Contact: Karen B. Manna
                                                           781-433-6000
FOR IMMEDIATE RELEASE

          MEDITRUST COMPLETES AN ADDITIONAL $500 MILLION OF ASSET SALES

         TOTAL BANK DEBT REDUCED TO $450 MILLION; TOTAL DEBT OUTSTANDING
                            REDUCED TO $1.6 BILLION

DALLAS, TEXAS - September 5, 2000 - The Meditrust Companies (NYSE:MT) announced today that it has recently completed additional healthcare asset sales and mortgage repayments of approximately $500 million, generating total proceeds since the announcement of its Five Point Plan of reorganization in January 2000 of $959 million. The net book value of Meditrust's remaining healthcare assets is approximately $1 billion.

The early repayment of mortgages related to 100 facilities and the purchase of one facility by Life Care Centers of America, Inc. and Health Asset Realty Trust, generated total proceeds of $500 million. This transaction involved 96 long-term care facilities, three assisted living facilities, and two retirement living facilities. A summary of Meditrust's real estate portfolio as of June 30, 2000, pro forma for asset sales from July 1 through September 1, 2000, is attached as Exhibit 1 to this release.

Francis W. ("Butch") Cash, Chief Executive Officer of Meditrust said, "Over the past seven months we have sold healthcare assets and paid down debt, executing the goals outlined in our Five Point Plan. We are pleased with our success and will continue our work to position Meditrust as an operationally sound and substantially deleveraged company."

With the above-described transaction, as well as those described below, Meditrust has completed $959 million of transactions since the announcement of its Five Point Plan:

- the sale of the Companies' medical office building management company, 23 medical office buildings, three medical office building mortgage loans, 12 assisted living facilities, and the partial repayment of one mortgage loan for total consideration of $236 million;

- the early repayment of a mortgage related to a long-term care facility for $8 million;

- the sale of four long-term care facilities with total proceeds of $22 million;

- the early repayment of mortgage loans related to two medical office buildings for $48 million;

- the sale of one mortgage loan on a retirement living facility for $7 million; and

- the sale of one medical office building and one long-term care facility along with the early repayment of mortgages pertaining to five assisted living facilities and two long-term care facilities, for total proceeds of $138 million.

Losses recorded related to these $959 million of transactions, including previously recorded provisions for "assets held for sale", are approximately $244 million. Part of the $500 million in proceeds from the transactions announced today were used to fully pay down Meditrust's revolving credit line. The Company has also voluntarily reduced its revolving credit line commitment from $850 million to $400 million and agreed to prepay $50 million of its term bank loan (Tranche D commitment). Total debt due in the year 2001 has now been reduced to $676 million from $1.4 billion at December 31, 1999. Total indebtedness has now been reduced to $1.6 billion from $2.6 billion at December 31, 1999.


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Michael F. Bushee, Chief Operating Officer of Meditrust Corporation, commented,
"We are pleased with our ability to complete a transaction of this size involving healthcare mortgages in a tight market for healthcare capital. The closing of this transaction demonstrates the Companies' ability to sell healthcare assets, even in difficult times. Looking forward, we remain confident in our ability to sell assets, particularly given that the cash flow coverage of our remaining portfolio is 1.6 X for the six months ended June 30, 2000."


ABOUT THE MEDITRUST COMPANIES
The Meditrust Companies, (NYSE:MT), a real estate investment trust headquartered in Dallas, Texas, consists of Meditrust Corporation, a REIT, and Meditrust Operating Company. Meditrust Corporation's portfolio consists of 300 lodging facilities, 94 long-term care facilities, 94 retirement and assisted living facilities, five medical office buildings, and seven other healthcare facilities. Meditrust Operating Company operates all of the lodging facilities under the La Quinta brand name. Today's news release as well as other news about The Meditrust Companies is available on the Internet at www.reit.com.

ABOUT LA QUINTA INNS, INC.
La Quinta Inns, Inc. owns and operates 230 Inns and 70 Inn & Suites in 28 states. La Quinta is the lodging division of The Meditrust Companies and is also headquartered in Dallas. For more information about La Quinta, please visit its Web site at www.laquinta.com.

                                       ###

CERTAIN MATTERS DISCUSSED WITHIN THIS PRESS RELEASE MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. ALTHOUGH THE MEDITRUST COMPANIES BELIEVE THE STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, IT CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN OR CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF FACTORS, INCLUDING, WITHOUT LIMITATION, GENERAL ECONOMIC AND REAL ESTATE CONDITIONS, THE CONDITIONS OF THE CAPITAL MARKETS IN GENERAL, THE IDENTIFICATION OF SATISFACTORY PROSPECTIVE BUYERS FOR HEALTHCARE RELATED ASSETS AND THE AVAILABILITY OF FINANCING FOR SUCH PROSPECTIVE BUYERS, THE AVAILABILITY OF FINANCING FOR THE COMPANIES' CAPITAL INVESTMENT PROGRAM, INTEREST RATES, THE FINANCIAL CONDITION OF THE OPERATORS OF MEDITRUST CORPORATION'S HEALTHCARE ASSETS, INCLUDING THE FILING FOR PROTECTION UNDER THE US BANKRUPTCY CODE BY ANY ADDITIONAL OPERATORS OF THE COMPANIES' HEALTHCARE ASSETS, THE IMPACT OF THE PROTECTION OFFERED UNDER THE US BANKRUPTCY CODE FOR THOSE OPERATORS WHO HAVE ALREADY FILED FOR SUCH PROTECTION, COMPETITION FOR HOTEL SERVICES AND HEALTHCARE FACILITIES IN A GIVEN MARKET, THE ENACTMENT OF LEGISLATION FURTHER IMPACTING THE COMPANIES' STATUS AS A PAIRED SHARE REIT OR MEDITRUST CORPORATION'S STATUS AS A REIT, THE IMPLEMENTATION OF REGULATIONS IMPACTING MEDITRUST CORPORATION'S HEALTHCARE BUSINESS, INCLUDING REGULATIONS GOVERNING PAYMENTS TO OPERATORS OF HEALTHCARE FACILITIES, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE FILINGS OF MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE JOINT ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AND OTHER PERIODIC FILINGS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



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                                    Exhibit 1
                             The Meditrust Companies
                          Real Estate Portfolio Summary
                                   (Unaudited)
                               as of June 30, 2000
           Pro forma for asset sales from July 1 - September 1, 2000


                                                            Invested         % of          # of
Portfolio by Operator                                    (in thousands)   Portfolio     Properties
HEALTHCARE:
Sun Healthcare Group, Inc.                    (A)            $   407,099        10.4%              41
Alterra                                       (A)                161,592         4.1%              57
Harborside                                                       103,411         2.7%              18
Balanced Care Corporation                     (A)                 92,633         2.4%              19
Tenet Healthcare/Iasis                        (A)                 65,650         1.7%               1
Integrated Health Services, Inc.              (A)                 50,973         1.3%              10
CareMatrix Corporation                        (A)                 50,658         1.3%               4
Genesis Health Ventures, Inc.                 (A)                 35,639         0.9%               8
Assisted Living Concepts                      (A)                 31,487         0.8%              16
ARV Assisted Living, Inc.                     (A)                 28,982         0.7%               4
Life Care Centers of America, Inc.                                26,212         0.7%               2
HealthSouth                                   (A)                 25,270         0.6%               2
Other Public Operators                        (A)                 29,718         0.8%               4
Other Non-Public Operators                                       120,754         3.1%              13
Paramount Real Estate Services                                     9,756         0.3%               1
                                                        ----------------------------------------------
                                                               1,239,834        31.8%             200
LODGING:
La Quinta Companies                                            2,659,191        68.2%             300

                                                        ----------------------------------------------
Gross Real Estate Assets                                    $  3,899,025         100%             500
                                                        ==============================================

(A) Denotes publicly held companies


Portfolio by Investment Type
Owned properties                                            $  3,615,462        92.7%             463
Mortgage                                                         283,563         7.3%              37
                                                        ----------------------------------------------
                                                            $  3,899,025         100%             500
                                                        ==============================================

Portfolio by Facility Type
Lodging                                                     $  2,659,191        68.2%             300
Long-term Care                                                   755,127        19.3%              94
Retirement and Assisted Living                                   328,067         8.4%              94
Medical Office Buildings                                          37,818         1.0%               5
Acute-Care Hospital Campus                                        65,650         1.7%               1
Other Healthcare                                                  37,513         1.0%               6
Land held for development                                         11,974         0.3%
Other                                                              3,685         0.1%
                                                        ----------------------------------------------
                                                            $  3,899,025         100%             500
                                                        ==============================================